PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINESHeartland Financial USA, Inc. 2nd Quarter 2020 Financials Presentation Subtitle 1

Safe Harbor This presentation, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission, contained, among others: the impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets; containment measures enacted by the U.S. federal and state governments and by private businesses in response to the COVID-19 pandemic; the deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase Heartland’s provision for credit losses and net charge-offs; civil unrest in the communities that Heartland serves; levels of unemployment in the subsidiary banks’ lending areas; real estate market values in the subsidiary banks’ lending areas; future natural disasters and increases to flood insurance premiums; the effects of past and any future terrorist threats and attacks, acts of war or threats thereof; the level of prepayments on loans and mortgage-backed securities; legislative/regulatory changes affecting banking, taxes, securities, insurance and monetary and financial matters; monetary and fiscal policies of the U.S. Government including policies of the United States Department of the Treasury (the “U.S. Treasury”) and the Federal Reserve; the quality or composition of Heartland’s loan or investment portfolios; demand for loan products and financial services, deposit flows and competition in Heartland’s market areas; changes in accounting principles and guidelines; the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; Heartland’s ability to implement technological changes as anticipated and to develop and maintain secure and reliable electronic delivery systems; Heartland’s ability to retain key executives and employees and the ability of Heartland and its subsidiaries to successfully consummate acquisitions and integrate acquired operations. The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Heartland’s net income and the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks also predict that a recession or depression may result from the continued spread of COVID-19 and the economic consequences. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events. Notes Regarding the Use of Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Heartland’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, Heartland believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation 2

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES About Heartland Financial USA, Inc. Presentation Subtitle 3

Heartland: 3 Year Growth in Assets and Total Shareholder Return 3 Year Asset Growth 3 Year Total Shareholder Returns 12/31/2016 – 6/30/2020 12/31/2016 – 6/30/2020 Heartland 82.2% Heartland -26.9% Proxy Peer 41.1% HP Peer -27.0% 100% 45% 30% 80% 15% 60% 0% 40% -15% 20% -30% 0% -45% 12/31/16 12/31/17 12/31/18 12/31/19 12/31/16 12/31/17 12/31/18 12/31/19 Source: S&P Global Market Intelligence As of June 30, 2020 / Peer Groups as of March 31, 2020 4

Heartland’s Stock Performance Price Return (%) From 12/31/2016 - 6/30/2020 60% 40% 20% 0% -20% -40% -60% 12/31/16 12/31/17 12/31/18 12/31/19 HTLF S&P 500 SNL Mid Cap U.S. Bank KBW Regional Bank Index Source: S&P Global Market Intelligence 5

Company Overview

Company Overview – NASDAQ: HTLF

- Headquartered in Dubuque, IA
- Holding company established in 1981
- Total assets of $15.0 billion, as of June 30, 2020 [1]
- Company conducts community banking business through 11 independently chartered community banks [1]
- 114 full-service branches located across 12 states in the Midwest, Southwest and Western regions of the country [1]



HTLF, AIM Bancshares, Inc. & Johnson Bank's AZ Branches (143)
UNITED STATES
Portland
Sacramento
San Francisco
Fresno
Las Vegas
Los Angeles
San Diego
Tijuana
Salt Lake City
Phoenix
Tucson
El Paso
Denver
Minneapolis
Milwaukee
Chicago
Kansas City
St Louis
Oklahoma City
Dallas
Memphis
Nashville
Hermosillo

Fiscal 2Q 2020 Financial Highlights

Dollars in millions

Balance Sheet	Total Assets	$15,026
	Total Loans Held for Investment	$9,247
	Total Deposits	$12,709
	Loan / Deposit Ratio	72.76%
	Tangible Common Equity [2]	$1,147
	Total Equity	$1,637
Capital	Total Equity / Total Assets	10.89%
	Tang. Common Equity / Tang. Assets [2]	7.89%
	Tier 1 Leverage Ratio	9.95%
	CET1 Ratio	10.87%
	Tier 1 Capital Ratio	13.34%
	Total RBC Ratio	15.16%
Profitability	Net Interest Margin [2]	3.81%
	Cost of Interest Bearing Deposits	0.32%
	Adj. Return on Avg. Assets [2]	1.32%
	Adj. Return on Avg. Tangible Common Equity [2]	20.02%
	Efficiency Ratio FTE [2]	55.75%
Asset Quality	NPAs / Assets	0.66%
	NCOs / Avg. Loans	0.11%

(1) Excludes Heartland's acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated closing in Q3 2020; & Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020
(2) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures
Note: Financial metrics as of or for the quarter ended June 30, 2020

TOGETHER, WE ARE HEARTLAND.

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Corporate Structure



Rocky Mountain Bank
MINNESOTA
WISCONSIN
DUBUQUE BANK
ILLINOIS
Bank of Blue Valley
CITYWIDE BANKS
PREMIER VALLEY BANK
Arizona Bank & Trust
NEW MEXICO
FirstBank

Heartland Financial USA, Inc.

Subsidiary Banks by Region

HTLF West

Rocky Mountain Bank - MT
- Total Assets: $590,764
- Total Deposits: $519,029
- No. of Branch Offices: 9
- % of Franchise Assets: 3.5%

Premier Valley Bank - CA
- Total Assets: $1,031,899
- Total Deposits: $869,165
- No. of Branch Offices: 8
- % of Franchise Assets: 6.0%

Citywide Banks - CO
- Total Assets: $2,546,942
- Total Deposits: $2,147,642
- No. of Branch Offices: 23
- % of Franchise Assets: 14.9%

HTLF Southwest

Arizona Bank & Trust - AZ
- Total Assets: $970,775
- Total Deposits: $865,430
- No. of Branch Offices: 6
- % of Franchise Assets: 5.7%

AZ Branches - AZ (Pending) [1]
- Total Loans: $168,144
- Total Deposits: $415,349
- No. of Branch Offices: 4

New Mexico Bank & Trust - NM
- Total Assets: $1,899,194
- Total Deposits: $1,698,584
- No. of Branch Offices: 17
- % of Franchise Assets: 11.1%

First Bank & Trust - TX
- Total Assets: $1,256,710
- Total Deposits: $959,886
- No. of Branch Offices: 7
- % of Franchise Assets: 7.4%

AimBank - TX (Pending) [2]
- Total Assets: $1,946,167
- Total Deposits: $1,689,715
- No. of Branch Offices: 25
- % of Franchise Assets: 11.4%

HTLF Midwest

Minnesota Bank & Trust - MN
- Total Assets: $951,236
- Total Deposits: $820,199
- No. of Branch Offices: 2
- % of Franchise Assets: 5.6%

Wisconsin Bank & Trust - WI
- Total Assets: $1,203,108
- Total Deposits: $1,050,766
- No. of Branch Offices: 14
- % of Franchise Assets: 7.0%

Dubuque Bank & Trust - IA
- Total Assets: $1,849,035
- Total Deposits: $1,496,559
- No. of Branch Offices: 6
- % of Franchise Assets: 10.8%

Illinois Bank & Trust - IL
- Total Assets: $1,470,000
- Total Deposits: $1,318,866
- No. of Branch Offices: 10
- % of Franchise Assets: 8.6%

Bank of Blue Valley – KS/MO
- Total Assets: $1,380,159
- Total Deposits: $1,138,818
- No. of Branch Offices: 12
- % of Franchise Assets: 8.1%

Regional Summary (Pro-Forma)	HTLF West	HTLF Southwest [3]	HTLF Midwest
Total Assets [4]:	$4,169,605	$6,072,846	$6,853,538
Total Deposits:	$3,535,836	$5,213,615	$5,825,208
No. of Branch Offices [4]:	40	55	44
% of Franchise Assets [4]:	24.4%	35.5%	40.1%
Projected 5yr Population Change [5]:	3.7%	6.2%	1.2%

(1) Heartland's Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020
(2) Heartland's acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated close Q3 2020
(3) Includes Heartland's acquisition of AIM Bancshares, Inc.
(4) Excludes contribution of Arizona Branch Transaction
(5) Source: S&P Global Market Intelligence

Note: Financial information as of June 30, 2020

TOGETHER, WE ARE HEARTLAND.

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A Steadfast and Highly Disciplined Growth Strategy Heartland has a long history of growth, stability and geographic diversity… $15.0B Total assets as of 2Q 2020 39 / 17 39 year old holding company; 17 years on NASDAQ 11 11 independent bank brands 12 / 114 12 states; 114 banking offices 17.0% 3 year compound annual asset growth rate (through 12/31/19) …driving consistent earnings, impressive returns and significant value creation 0 Never an annual loss 2x History of doubling earnings and assets every 5 to 7 years 14.5% 3 year average annual ROATCE, non-GAAP 1 (as of 12/31/19) 8.7% 3 year compound annual EPS growth rate (as of 12/31/19) 39 39 consecutive years of level or increased cash dividends to common shareholders $1.13B Market capitalization 2 6.5% Beneficial ownership by the Board and executive officers (as of 1/31/20) (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures (2) As of July 27, 2020 Note: Financial information as of June 30, 2020 unless otherwise specified 8

Heartland Asset and Earnings Growth $200 $16.0 $15.0B $149.1 $150 $12.0 $117.0 $100 $8.0 $85.7 $80.3 $6.1B $60.0 $50.2 $50 $4.0 $0 $0.0 2015 2016 2017 2018 2019 2020 YTD Net Income Deferred Tax Charge Assets 9

Heartland Diluted EPS and Dividends $4.14 $3.52 $3.22 $3.01 $2.83 $2.65 $1.36 $0.59 $0.45 $0.50 $0.51 $0.68 $0.54 $0.40 $0.40 $0.40 $0.44 2015 2016 2017 2018 2019 2020 YTD Deferred Tax Charge Special Dividend Diluted EPS Regular Dividends 10

M&A – Core Competency and Strategy • A Core Competency (11 transactions completed in last 5 years) – Dedicated corporate development and conversion/integration staff – Sophisticated internally developed financial model – Detailed conversion/integration playbook – Efficient regulatory application, SEC filing and close process – avg. 125 days post announcement – All new entities convert to our core systems platform – avg. 75 days post deal close • Focused on In-Footprint Transactions – Opportunities abound across entire footprint – deep active pipeline of opportunities, providing selectivity – Focus on expanding existing markets >= $1 Billion in assets • Deal Size “Sweet Spot” is Increasing Modestly – Targets of $1 to $3 Billion in Assets – Strong core deposits – Clean credit quality – Market overlap – Attractive risk attributes • Must Meet Conservatively Modeled Financial Benchmarks – Accretive to EPS immediately after conversion – Demonstrate an IRR > 15% – Conservative tangible book value per share dilution earn-back periods 11

Heartland M&A Transaction Summary

Transaction	Date Announced	Date Closed	Date Converted	Announced Deal Value	PxTBV	Organization Assets
Johnson Financial Group, Inc. (4 Branches)	6/9/2020	TBD	TBD	-	-	$415 [1]
Aim Bancshares, Inc.	2/11/2020	TBD	TBD	$280.4	2.02x	$1,946
Rockford Bank and Trust Co.	8/13/2019	11/30/2019	2/7/2020	$59.2	1.35x	$485
Blue Valley Ban Corp.	1/16/2019	5/10/2019	8/23/2019	$93.9	1.88x	$728
FirstBank Lubbock Bancshares, Inc.	12/12/2017	5/18/2018	8/17/2018	$185.6	2.22x	$930
Signature Bancshares, Inc.	11/13/2017	2/23/2018	4/20/2018	$53.4	1.82x	$390
Citywide Banks of Colorado, Inc.	2/13/2017	7/7/2017	10/13/2017	$202.7	1.82x	$1,377
Founders Bancorp	10/31/2016	2/28/2017	3/17/2017	$29.1	1.52x	$198
CIC Bancshares, Inc.	10/23/2015	2/5/2016	6/10/2016	$83.5	1.47x	$727
Premier Valley Bank	5/29/2015	11/30/2015	3/11/2016	$95.1	1.66x	$647
First Scottsdale Bank, N.A.	5/15/2015	9/11/2015	9/11/2015	$17.7	1.05x	$106
Community Bancorporation of New Mexico, Inc.	4/16/2015	8/21/2015	11/6/2015	$11.3	1.52x	$181
Community Banc-Corp. of Sheyboygan, Inc.	10/23/2014	1/16/2015	5/15/2015	$52.0	1.58x	$525

(1) Total deposits assumed in transaction as of June 30, 2020; actual amount of deposits assumed and loans acquired will be determined at anticipated close Q4 2020

Note: Total Assets based on MRQ prior to announcement & provided in millions

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TOGETHER, WE ARE HEARTLAND.

Acquisition AIM Bancshares, Inc. – Lubbock, TX



- Announced February 11, 2020 – anticipated close 3Q 2020 – anticipated systems integration 4Q 2020
- Assets approximately $1.9 billion, loans approximately $1.2 billion, and deposits approximately $1.7 billion
- AimBank combined with FB&T creates HTLF's largest member bank with approximately $3 billion in assets
- Transaction results in FB&T being the #5 largest bank headquartered in West Texas – ranking #3 deposit market share in Lubbock MSA
- Headquarters will remain in Lubbock, Texas
- 90% stock / 10% cash transaction valued at announcement approximately $280.4 million (1)
- ~10% Accretive to EPS in 2021. IRR in excess of 20%. Tangible book value earn back ~3.6 years
- Barry Orr continues as Chairman and CEO and retained Scott Wade as Vice Chairman and President of the South Division of FirstBank & Trust

FirstBank & Trust TEXAS MEMBER FDIC

AimBank

(1) The price at announcement was based on HTLF closing stock price of $49.88 on February 10, 2020

TOGETHER, WE ARE HEARTLAND.

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Branch Purchase Johnson Financial Group On June 9 2020, Heartland announced Arizona Bank & Trust entered into a purchase and assumption agreement to acquire certain assets and assume substantially all deposits and other liabilities of Johnson Bank’s Arizona operations. . Anticipated close and systems integration in December . Loans approximately $168 million, and deposits approximately $415 million . Johnson Bank’s four Arizona office locations are a natural fit with the geographic footprint and culture of Arizona Bank & Trust . At close, Arizona Bank & Trust will have approximately $1.1 billion in assets . Arizona Bank & Trust will be Heartland’s ninth bank with more than $1 billion in assets 14

Key Factors Driving Business Strategy • Broad geographic footprint provides significant risk diversification benefits – Expands opportunities for new client acquisition – Credit exposure is not geographically concentrated – spread over 12 state footprint • Goal of achieving $1+ billion in total assets within each market meant to ensure critical mass of operating scale across the franchise – Top 10 deposit share in 26 of the 38 MSAs in which we operate1 – Top 5 deposit share in 13 of those MSAs1 • Cost of maintaining a decentralized operating structure is offset by the benefits of increased responsiveness to clients and local market conditions – Local leadership facilitates development and retention of new client deposit/loan relationships – Centralization of “back office” operations maximizes operating efficiency – Centralization of credit risk management functions support credit oversight functions – Improving efficiency ratio by leveraging centralized costs and growth (1) Deposit information as of June 30, 2019 15

COVID-19 Response

Customers & Community	Employees & Operations

Customers & Community

- Loan Payment Deferrals and Modifications[1]
  - $1.1 billion, or 14% of total loans
  - Approximately 58% are interest only modifications, remainder are principal and interest modifications
  - Loan modifications are predominately 90 day modifications
- Paycheck Protection Program[2]
  - Approximately 4,800 loans approved
  - Approximately $1.2 billion funded
  - Helped preserve over 112,000 jobs
  - 100% of PPP loans were to existing customers
- Waived Consumer and Small Business Charges
  - Deposit account maintenance fees and consumer loan late fees
  - ATM fees
  - Early redemption penalties on CDs
- Donated $1.2 million to organizations responding to COVID-19 needs in the communities we serve

Employees & Operations

- Enabled approximately two thirds of all employees to work from home and canceled all in-person events and and have transitioned to virtual meetings
- Expanded time off program and enhanced health care coverage for COVID-19 related testing and treatments
- Implemented a 20 percent wage premium for certain customer-facing retail and call center employees
- Closed bank lobbies and implemented drive-through only for in-person transactions
- Established alternating weekly staffing schedule for in-branch employees to limit potential cross-infection
- Engaged with our employees, providing information and resources through enriched communications and wellness programs

(1) Loan Payment Deferrals and Modifications data as of June 30, 2020
(2) Paycheck Protection Program data as of June 30, 2020
Note: Consumer and small business waivers expired as of May 31, 2020

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TOGETHER, WE ARE HEARTLAND.

Customer Segment Profiles Affected by COVID-19

Industry	Total Exposure 06/30/20 [1]	% of Gross Exposure 06/30/20 [1]	Total Exposure 03/31/20	% of Gross Exposure 03/31/20
Lodging	$490,475	4.38%	$498,596	4.47%
Multi-Family Properties	$474,610	4.24%	$436,931	3.92%
Retail Properties	$407,030	3.64%	$367,727	3.30%
Retail Trade	$369,782	3.31%	$408,506	3.66%
Restaurants and Bars	$255,701	2.29%	$247,239	2.22%
Nursing Homes / Assisted Living	$130,103	1.16%	$126,267	1.13%
Oil & Gas	$63,973	0.57%	$56,302	0.50%
Childcare Facilities	$44,968	0.40%	$48,455	0.43%
Gaming	$34,618	0.31%	$34,790	0.31%
Total	$2,271,260	20.30%	$2,224,813	19.94%

Industry segments most effected were determined considering the following:

- Impact of Federal/State stay at home or shelter in place directives
- Impact of State mandated business closures and restrictions
- Significant increase in unemployment – reduction in consumer spending and ability to continue to pay rent
- Implementation of corporate travel restrictions coupled with decline in leisure travel
- Cancellation of events of all types and sizes
- Cancellation of schools coupled with a sudden rise in telecommuting
- Residents within nursing homes/assisted living centers are deemed an at-risk population
- The total amount of PPP loans in the profiled categories is $187 million, which was excluded from above figures

(1) Outstanding exposure + undisbursed commitments, Excluding PPP Loans
Note: Dollars in thousands

TOGETHER, WE ARE HEARTLAND.
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COVID Related Loan Modifications Modification Types Balances of % of Total Loans Category Interest Only P&I Payments Loan Category Modified 1 Loans 2 Payment Deferred Other Commercial $1,017,948 16% 60% 39% 1% Agriculture $31,836 6% 83% 12% 5% Residential $43,545 6% 0% 100% 0% Consumer $9,532 2% 0% 100% 0% Total Modifications $1,102,862 14% 58% 41% 1% Balances of % of Total High Exposure Commercial Loans Segment % of Total Loan Segments Modified 1 Loans 2 Modifications 1 Lodging $250,447 51% 23% Multi-Family $86,419 18% 8% Restaurants & Bars $120,723 47% 11% Retail Real Estate $88,094 24% 8% Retail Trade $27,868 7% 3% Comments: • Payment modifications are for 90 days with some local exceptions granted • Commercial modifications represent 92% of all modifications • As of July 23, 2020, approximately $347.7 million or 32% of the $1.1 billion of COVID Loan modifications as of June 30, 2020 have returned to normal payment status (1) Balances of Loans Modified are as of June 30, 2020 (2) Total Loans used for base of calculation are as of June 30, 2020, Excluding PPP Loans Note: Dollars in thousands 18

Current Participation Level In PPP Program Percentage of Total Loans Fee Income Loan Bucket Number of Loans Loans Originated ($millions) ($millions) $150 thousand or less 3,247 67.1% $164 $8 Greater than $150k & less than $2M 1,513 31.2% $727 $25 $2M and more 84 1.7% $305 $3 Total 4,844 $1,196 $36 Comments: • Helped preserve over 112,000 jobs • Average Loan size = $247,000 Note: Data as of June 30, 2020 19

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Financial Summary Presentation Subtitle 20

Summary Balance Sheet Items Total Assets ($B) Total Deposits ($B) 1 15.0 12.7 13.2 11.0 11.4 9.4 1 9.8 8.1 8.2 7.7 6.4 6.8 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 2Q20 Loans Held to Maturity ($B) Loans / Deposits (%) 9.2 78.1 78.2 78.5 78.8 8.4 75.8 7.4 6.4 72.8 5.4 5.0 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 2Q20 (1) Includes deposits held for sale in 2018 of $0.106B 21

Summary Profitability Items Return on Average Assets (%)1 Return on Average Tangible Common Equity (%)1 ROAA Adj. ROAA ROATCE Adj. ROATCE 1.50 18.88 17.43 17.98 17.55 1.32 1.39 17.19 1.12 14.64 1.07 1.02 1.31 1.24 14.36 15.84 15.72 15.73 0.98 1.09 12.05 0.88 0.83 9.95 2015 2016 2017 2018 2019 2020 YTD 2015 2016 2017 2018 2019 2020 YTD Net Interest Margin (%)1 Efficiency Ratio FTE (non-GAAP) (%)1 NIM NIM FTE 68.03 4.32 65.61 4.22 64.05 4.13 62.59 4.04 62.50 3.97 3.85 58.64 4.26 4.04 3.95 4.00 3.80 3.81 2015 2016 2017 2018 2019 2020 YTD 2015 2016 2017 2018 2019 2020 YTD (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures 22

Net Interest Margin (non-GAAP) Breakdown 1 Annual Quarterly 4.50% 4.32% 4.22% 4.25% 0.13% 4.13% 4.10% 0.17% 4.04% 0.22% 4.02% 3.97% 0.20% 2 4.00% 0.18% 3.95% 0.18% 0.18% 3.90% 0.23% 3.84% 3.85% 0.23% 0.15% 0.16% 0.17% 0.09% 3.75% 0.16% 0.13% 3.50% 3.97% 3.92% 3.87% 3.86% 3.78% 3.79% 3.75% 3.79% 3.73% 3.69% 3.61% 3.25% 3.00% 2015 2016 2017 2018 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 2Q X PPP Core Business Purchase Accounting Citizens (1) On a fully tax equivalent basis; See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures (2) 2Q X PPP excludes balances and interest income on PPP loans Note: Assets of divested consumer finance company sold in early Q1 2019 23

Non Interest Income Breakdown Commercial Services Other Non- Revenue Interest 30% Income Net Interest 34% Income before Non Interest provision Income 82% 18% Retail Services Revenue 36% Noninterest income exclusive of security gains Other Non-Interest Income includes: Loan Service Fees, Gain on Sale of Loans, BOLI, and Other Misc. As of June 30, 2020 24

Commercial Services Revenues Trends Annual Quarterly 40.0 10.0 $8.2 $8.0 $7.8 $30.4 $7.4 $7.5 8.0 30.0 $1.4 $1.3 $1.3 $5.2 $25.2 $1.3 $1.4 6.0 $4.6 $20.3 20.0 $3.5 $3.4 $3.4 $16.8 $3.9 $12.8 $3.0 $2.8 $9.5 4.0 $3.8 $11.7 $6.3 $3.9 10.0 $3.3 $1.8 2.0 $3.3 $3.4 $3.3 $11.1 $12.4 $3.1 $3.1 $9.2 $10.1 $6.6 0.0 0.0 2015 2016 2017 2018 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 CML Service Charges CML Card Solutions Retirement Plan Services Note: Dollars in millions 25

Consumer Services Revenues Trends Annual Quarterly 50.0 15.0 $46.4 $44.9 $13.1 $38.8 40.0 12.0 $18.3 $10.5 $10.3 $33.5 $17.9 $4.6 $9.7 $30.3 $9.1 30.0 $16.0 9.0 $4.6 $14.9 $4.8 $4.5 $14.8 $4.2 $12.7 $10.8 $3.9 20.0 6.0 $10.8 $1.9 $1.6 $1.6 $8.6 $1.5 $7.1 10.0 3.0 $15.4 $16.2 $4.6 $4.0 $4.0 $12.0 $3.7 $3.4 $8.4 $9.9 0.0 0.0 2015 2016 2017 2018 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 Consumer Service Charges Debit Interchange Private Client - Includes: Wealth Management, Broakerage, & Insurance Fees Note: Dollars in millions 26

Operating Efficiency Improving Efficiency Through Leveraging Core Costs 4.0% 3.84% $16.0 0.12% 3.62% 0.04% 0.04% 3.48% 3.48% 3.5% 0.07% 0.09% 0.11% 3.26% $14.0 0.63% 0.07% 0.09% $13.8 0.60% 0.12% 0.10% 3.0% in Avg Assets Billions 0.61% 0.62% 2.80% 0.01% $12.0 0.61% 0.08% 2.5% 0.56% $10.0 2.0% 3.05% 2.90% Expense as % of Avg AssetsAvg of %asExpense 2.66% 2.72% 2.43% 2.14% $8.0 1.5% $6.8 1.0% $6.0 2015 2016 2017 2018 2019 2020 YTD Core Expenses Professional Services CDI Amortization Other Non-Core Expense Average Assets & Software Costs (M&A, Tax Credits, Restructuring) Note: Excludes loss on sale of assets, net As of June 30, 2020 27

Consolidated Capital Ratios TCE/TA (%) 1 Tier 1 Leverage Ratio (%) 8.52 8.08 7.89 7.28 7.53 9.73 10.10 9.95 9.58 9.28 9.20 6.09 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 2Q20 CET1 and Tier 1 Capital Ratio (%) Total Risk Based Capital Ratio (%) 15.16 Common Equity Tier 1 Ratio Tier 1 Capital Ratio 13.74 14.01 13.45 13.72 13.75 13.34 12.31 11.56 11.93 11.70 12.16 10.09 10.07 10.66 10.88 10.87 8.23 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 2Q20 (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures 28

Commercial RE and ADC Concentration Ratios Well Managed Commercial RE and Acquisition, Development & Construction (“ADC”) Exposure 350% 313% 300% 292% 250% 193% 200% 185% 188% 188% 178% 179% 150% 100% 79% 71% 76% 68% 63% 65% 50% 0% 2015 2016 2017 2018 2019 2Q 2020 Total Commercial RE/Total RBC (Investor Comm RE + Const & Land)/Total RBC (Const & Land)/Total RBC Note: As of June 30, 2020 29

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Loan Portfolio and Asset Quality Presentation Subtitle 30

Diversified Loan Portfolio Loan Composition by Product Type C&I and CRE Loan Composition by Industry Type Educational Real Estate Agricultural Loans Manufacturing Services Rental Residential Wholesale 6% 6.2% 4.9% 4.8% Trade Mortgages 4.4% Health Care 8% 3.9% Other Construction Commercial RE Consumer Loans Trade 17% 3.1% 4% Finance 2.7% Warehousing 2.2% Retail Trade 2.2% Construction All Other Commercial RE Real Estate 7.9% Hotel & Food 12% Investments 1.8% Owner Occupied 55.9% 16% Commercial RE Loan Composition PPP Multi-family 12% Hotel / 7.3% C&I Hospitality 25% 9.0% Warehousing 7.3% Retail 17.9% Health Services 7.1% Total Loans - $9.25 Billion Food and 1 Beverage Yield on Loans: 4.97% 4.8% Office Educational 19.5% 2.0% Other RE Industrial / Investments Manufacturing 4.2% 20.9% (1) Based on average loans YTD as of June 30, 2020 and includes loans available for sale and nonaccrual loans; includes purchase accounting accretion of -0.10% Note: Financial information as of June 30, 2020 31

Lodging Portfolio Overview Analyzed population included loans with greater than $1 million in exposure Lodging Portfolio Detail, 06/30/20 Portfolio Highlights Outstanding Loans $425,374 • Pre-Covid Statistics: Unfunded Commitments $65,101 • Analyzed population represents 97.3% of Total Lodging Portfolio $490,475 total portfolio Average Exposure per Loan $2,568 % of HTLF Exposure 4.38% • $174 million of analyzed population is under development with 55% drawn Geographic Distribution of Analyzed Portfolio • 76% of exposure represents flagged CA properties 10.2% NM KS/MO • Disciplined underwriting 11.1% 10.0% – Weighted Average DSCR of 1.64 TX 7.7% IA – Weighted Average LTV of 70% 12.1% IL • Exposure well dispersed across 11 state 7.6% footprint WI AZ • $250.5 million of loan modifications processed 13.0% 3.9% as of 6/30/20 MT 1.7% • $35.4 million have returned to regular payment CO MN 21.2% 1.5% schedules as of 7/23/20 Note: Dollars in thousands, Excluding PPP Loans 32

Multi-Family Portfolio Overview Analyzed population included loans with greater than $1 million in exposure Multi-Family Portfolio Detail, 06/30/20 Portfolio Highlights Outstanding Loans $353,878 • Pre-Covid Statistics: Unfunded Commitments $120,732 Total Multi-Family Portfolio $474,610 • Analyzed population represents 77.4% of total portfolio Average Exposure per Loan $1,368 % of HTLF Exposure 4.24% • Disciplined underwriting Geographic Distribution of Analyzed Portfolio – Weighted average DSCR of 1.35 – Weighed average of LTV of 65% IA TX 9.1% 9.6% • Exposure well dispersed across 11 state IL footprint 8.6% WI 10.4% • Granular population - average loan amount of CA $1.4 million 8.4% • $86.4 million of loan modifications processed AZ as of 6/30/2020 NM 5.1% 17.9% MN • $18.3 million have returned to regular payment 3.0% schedules as of 7/23/20 KS/MO 2.3% CO MT 23.4% 2.2% Note: Dollars in thousands, Excluding PPP Loans 33

Restaurants & Bars Portfolio Overview Analyzed population included loans with greater than $1 million in exposure Restaurants & Bars Portfolio Detail, 06/30/20 Portfolio Highlights Outstanding Loans $237,949 • Pre-Covid Statistics: Unfunded Commitments $17,752 • Analyzed population represents 77.6% of Total Restaurants & Bars Portfolio $255,701 total portfolio Average Exposure per Loan $386 % of HTLF Exposure 2.29% • Disciplined underwriting Geographic Distribution of Analyzed Portfolio ‒ Weighted average DSCR of 2.46 • 22% of analyzed exposure represents IL CA franchised restaurants 10.7% 9.8% WI • Exposure well dispersed across 11 state 8.8% footprint TX 15.7% MN • Granular population - average loan amount of 5.7% $386 Thousand IA 5.3% • $120.7 million of loan modifications processed as of 6/30/2020 AZ NM 4.7% 17.5% • $50.7 million have returned to regular payment KS/MO schedules as of 7/23/20 CO 3.0% 17.6% Note: Dollars in thousands, Excluding PPP Loans 34

Retail Real Estate Portfolio Overview Analyzed population included loans with greater than $1 million in exposure Real Estate Portfolio Detail, 06/30/20 Portfolio Highlights Outstanding Loans $344,173 • Pre-Covid Statistics: Unfunded Commitments $25,609 • Analyzed population represents 79.9% of Total Retail RE Portfolio $369,782 total portfolio Average Exposure per Loan $1,091 % of HTLF Exposure 3.31% • Disciplined underwriting Geographic Distribution of Analyzed Portfolio – Weighted average DSCR of 1.89 – Weighted average LTV of 59% MN CA 12.0% • Exposure well dispersed across 11 state 12.5% footprint KS/MO 7.8% • Average loan amount of $1.1 million CO TX 14.5% 7.4% • $88.1 million of loan modifications processed to date as of 6/30/20 AZ 4.7% • $34.1 million have returned to regular payment MT schedules as of 7/23/20 3.7% IL 15.0% WI 2.1% IA NM 1.9% 18.4% Note: Dollars in thousands, Excluding PPP Loans 35

Retail Trade Portfolio Overview Analyzed population included loans with greater than $1 million in exposure Retail Trade Portfolio Detail, 06/30/20 Portfolio Highlights Outstanding Loans $307,951 • Pre-Covid Statistics: Unfunded Commitments $99,079 • Analyzed population represents 69.4% of Total Retail Trade Portfolio $407,030 total portfolio Average Exposure per Loan $474 % of HTLF Exposure 3.64% • Disciplined underwriting Geographic Distribution of Analyzed Portfolio – Weighted average DSCR of 8.98 TX CA • Exposure well dispersed across 11 state 5.4% 5.6% MT footprint NM 5.8% 13.7% • Average loan amount of $474 Thousand AZ 7.7% • $27.9 million of loan modifications processed to date as of 6/30/20 KS/MO CO • $5.8 million have returned to regular payment 16.3% 8.9% schedules as of 7/23/20 WI 4.8% IL 9.0% MN 3.1% IA 19.7% Note: Dollars in thousands, Excluding PPP Loans 36

Agriculture Portfolio Overview Agriculture Portfolio Detail, 06/30/20 Portfolio Highlights Dairy Cattle Wheat • Ag portfolio represents 6.4% of total loans and Milk Farming Production 6.7% • 7.6% or $45.5 million of total portfolio is FSA 21.2% Hog and Pig Farming guaranteed Beef Production 5.1% • 80% of Ag loans have a Pass rating 22.8% Other • 22% of HTLF Sub-Standard loans are from the 12.7% Ag Portfolio Corn and Cotton Farming • Crop insurance is required on credit exposures Soybeans 4.1% 27.4% greater than $500,000 Geographic Distribution Agriculture Loans Outstanding Agriculture Loans Outstandings MT 14.0% $590,000 IA NM $570,000 26.7% 8.0% $550,000 KS/MO $530,000 7.3% $510,000 TX $490,000 6.8% WI Dollars Dollars Thousands in $470,000 32.7% Other HTLF $450,000 Markets 2Q19 3Q19 4Q19 1Q20 2Q20 4.5% Note: Dollars in thousands 37

Construction Portfolio Overview Construction Portfolio by Type, 06/30/20 Construction Portfolio by Market, 06/30/20 IL Land Healthcare 9% 8% AZ Development KS/MO 7% 9% 12% All Other 9% IA Land Only 7% 13% Industrial TX CA 8% 12% 7% Mini- Multi-Family Warehousing MN 13% 5% 6% Retail NM 4% 12% MT 3% Office Hotel WI 1-4 Family 3% 13% 3% 14% CO 23% Comments: • Well distributed over geographic footprint • Diversified by property type Note: Balances of Loans as of June 30, 2020 38

CECL Adjustment Reconciliation of Lending Related Allowance for Credit Losses Allowance for Credit Losses Allowance for Unfunded Commitments Note: Dollars in thousands, as of June 30, 2020 39

Summary Asset Quality Non-Performing Assets Non-Performing Loans NPAs ($000) NPAs / Assets (%) NPLs ($000) NPLs / Gross Loans (%) 120,000 3.00 100,000 92,969 4.00 98,537 80,653 87,578 72,669 90,000 74,792 74,599 79,281 75,000 64,385 63,411 3.00 2.00 60,000 51,664 50,000 39,655 2.00 0.91 1.20 0.76 0.99 0.98 0.96 1.01 0.67 0.69 0.66 0.66 1.00 0.76 30,000 25,000 1.00 0 0.00 0 0.00 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 2Q20 Net Charge-offs Allowance for Credit Losses 119,937 NCOs ($000) NCOs / Avg Loans (%) 125,000 5.00 20,000 17,736 3.00 100,000 4.00 14,201 70,395 15,000 75,000 3.00 2.00 61,963 54,324 55,686 48,685 10,000 8,225 50,000 2.00 7,401 1.30 5,461 6,055 1.00 0.97 1.02 0.87 0.84 0.84 5,000 0.25 25,000 1.00 0.12 0.11 0.24 0.11 0.17 0 0.00 0 0.00 2015 2016 2017 2018 2019 YTD 2015 2016 2017 2018 2019 2Q20 Note: CECL adopted January 1, 2020 Note: Non-performing loans defined as nonaccrual loans + loans 90 days past due; non-performing assets defined as nonperforming loans + other real estate owned + other repossessed assets 40

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Investments, Liquidity, Funding and Capital Presentation Subtitle 41

High Performing Securities Portfolio Portfolio Detail as of June 30, 2020 ($000) Allowance for CMBS - Sector Book Value Unrealized G/L Credit Loss Agency 1.3% CMBS - Non- US Treasury $ 4,492 $ 54 $ - Agency 9.8% ABS US Agency 1,254 41 - 19.9% US Treasury Municipal 1,010,307 57,931 (62) 0.1% US Agency MBS - Agency 745,522 28,862 - 0.0% MBS - Non- MBS - Non-Agency 1,081,752 814 - Agency CMBS - Agency 52,688 3,108 - 25.8% Municipal CMBS - Non-Agency 411,105 (7,692) - 25.3% ABS 834,362 (21,257) - Equities with a readily determinable value 19,391 - - Other securities 35,902 - - MBS - Agency 17.8% Total $ 4,196,775 $ 61,861 $ (62) Investment Portfolio 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 Average Book Value ($in millions) $2,542 $2,925 $3,305 $3,421 $3,809 Book Yield 3.05% 2.88% 3.03% 2.88% 2.91% Mod. Duration 4.71 5.63 6.17 5.84 5.69 • 65.4% of Non-Agency CMBS investments have AAA rating • 94.1% of Municipal holdings are rated A or better • 76.0% of Non-Agency MBS are rated AAA balance • ABS portfolio consists of the following – 66.9% of Government/FFELP Student Loan Securities – 14.6% of SBA Loans 42

Conservative Liquidity Profile

Holding Company Detail

Type	Amount Outstanding ($000)	Available ($000)
Cash & Due from Banks		$169,640
Revolving Credit Line with Unaffiliated Bank	$0	$45,000
Non-Revolvoing Credit Line with Unaffiliated Bank	$47,917	$6,500
Subordinated Debt	$74,527	$0
Trust Preferred	$145,915	$0
Preferred Stock	$110,705	$0
Total	$379,064	$221,140

Additional Sources of Bank Funding

Type	Amount Outstanding ($000)	Available ($000)
FHLB Advances	$2,777	$1,594,373
Federal Funds Purchased	$4,800	$427,000
Securities Sold Under Agreement to Repurchase	$69,338	$0
Federal Reserve Discount Window	$0	$1,529,278
PPP Loan Program	$31,820	$1,124,217
Other Short-term Borrowings	$14,494	$0
Total	$123,229	$4,674,868

Liquidity Metrics

	FY 2017	FY 2018	FY 2019	2Q 2020
Loans / Deposits	78.45%	78.84%	75.77%	72.76%
Investments / Assets	25.41%	23.80%	26.01%	28.30%
Total Borrowings / Assets	6.21%	4.40%	3.47%	2.63%

- Monthly cash flow from Investments for 2Q20: $37 million

Capital Instruments

Outstanding Debt	Amount Outsanding ($000)	Maturity Date	Current Rate (%)
Subsidiary Trust Preferred Securities	$145,915		4.16%
Subordinated Notes	$74,527	December 30, 2024	5.75%
Subtotal of debt	$220,442		4.70%
Preferred Stock	$110,705		7.00%

(1) Refers to weighted average rate of trust preferred securities
Note: As of June 30, 2020
Note: All subsidiary trust preferred debt callable; currently outstanding subordinated notes mature December 30, 2024;

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TOGETHER, WE ARE HEARTLAND.

Deposit Mix Deposit Composition Cost of Interest Bearing Deposits (%) Time > $100K 1.20 Time < $100K 4.4% 0.96 4.0% 1.00 0.80 0.61 0.64 0.60 0.40 0.37 0.39 Non 0.34 0.32 Money 0.40 0.28 0.24 Market Interest 0.23 0.20 19.3% Bearing 0.20 38.0% 0.00 2015 2016 2017 2018 2019 2Q 2020 Savings 8.6% Cost of Interest Bearing Deposits Cost of Total Deposits Interest 1 Bearing Brokered Deposits ($000) Checking 25.7% 250,000 190,721 200,000 6/30/2020 Portfolio % 150,000 Non Interest Bearing $4,831,151 38.0% 100,000 Interest Bearing Checking $3,261,096 25.7% 75,620 57,168 Savings $1,090,892 8.6% 50,000 25,055 12,089 Money Market $2,458,308 19.3% 0 Time < $100K $505,019 4.0% 0 2015 2016 2017 2018 2019 2Q 2020 Time > $100K $562,233 4.4% Total Deposits $12,708,699 100.0% (1) Excludes reciprocal deposits Note: Financial data as of June 30, 2020; dollars in thousands 44

Investment Summary Diversification across geographies reduces risk and enhances growth potential Consistent earnings profile, leveraging infrastructure to drive efficiency Disciplined and proven acquirer Low cost core deposit base, significant capacity to continue to fuel organic growth Strong net interest margin Solid credit metrics over many decades and through many credit cycles Conservative liquidity risk profile, conservative loan/deposit ratio Healthy capital levels, highly conservative approach to bank level capitalization 45

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Appendix Presentation Subtitle 46

Analyst Ratings
July 2020

Coverage	Rating	Price Target
D.A. DAVIDSON Jeff Rulis	Neutral	$35.00
PIPER SANDLER CO Andrew Liesch	Overweight	$38.00
KEEFE, BRUYETTE & WOODS Damon DelMonte	Market Perform	$40.00
RAYMOND JAMES David Long	Market Perform	Not Established
STEPHENS Terry McEvoy	Equal Weight	$32.00

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TOGETHER, WE ARE HEARTLAND.

Contact Information 48

Non-GAAP Financial Measures Annualized adjusted return on average assets is net income available to common stockholders plus provision for credit losses and acquisition, integration and restructuring costs, net of tax, divided by average total assets. This measure shows how efficiently a company is utilizing its assets and is also useful when assessing peer companies in the same industry. Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this presentation. Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Adjusted net income, adjusted return on average tangible common equity and adjusted diluted earnings per share exclude tax- effected provision for credit losses and acquisition, integration and restructuring costs. Management believes the presentation of these non- GAAP measures are useful to compare net income, return on average tangible common equity and earnings per share results excluding the variability of credit loss provisions and acquisition, integration and restructuring costs. 49

Non-GAAP Reconciliations

	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016	Full Yr 2015
Reconciliation of Tangible Book Value Per Common Share (non-GAAP)					
Common equity (GAAP)	$ 1,578,137	$ 1,325,175	$ 990,519	$ 739,559	$ 581,475
Less goodwill	446,345	391,668	236,615	127,699	97,852
Less core deposit and customer relationship intangibles, net	48,688	47,479	35,203	22,775	22,020
Tangible common equity (non-GAAP)	$ 1,083,104	$ 886,028	$ 718,701	$ 589,085	$ 461,603
Common shares outstanding, net of treasury stock	36,704,278	34,477,499	29,953,356	26,119,929	22,435,693
Common equity (book value) per share (GAAP)	$ 43.00	$ 38.44	$ 33.07	$ 28.31	$ 25.92
Tangible book value per common share (non-GAAP)	$ 29.51	$ 25.70	$ 23.99	$ 22.55	$ 20.57
Reconciliation of Tangible Common Equity Ratio (non-GAAP)					
Total assets (GAAP)	$ 13,209,597	$ 11,408,006	$ 9,810,739	$ 8,247,079	$ 7,694,754
Less goodwill	446,345	391,668	236,615	127,699	97,852
Less core deposit and customer relationship intangibles, net	48,688	47,479	35,203	22,775	22,020
Total tangible assets (non-GAAP)	$ 12,714,564	$ 10,968,859	$ 9,538,921	$ 8,096,605	$ 7,574,882
Tangible common equity ratio (non-GAAP)	8.52%	8.08%	7.53%	7.28%	6.09%
Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)					
Net Interest Income (GAAP)	$ 433,729	$ 413,954	$ 330,308	$ 294,666	$ 233,998
Plus tax-equivalent adjustment[1]	4,929	6,228	15,139	12,919	10,216
Net interest income, fully tax-equivalent (non-GAAP)	$ 438,658	$ 420,182	$ 345,447	$ 307,585	$ 244,214
Average earning assets	$ 10,845,940	$ 9,718,106	$ 8,181,914	$ 7,455,217	$ 6,152,090
Annualized net interest margin (GAAP)	4.00%	4.26%	4.04%	3.95%	3.80%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.04%	4.32%	4.22%	4.13%	3.97%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.18%	0.22%	0.18%	0.15%	0.13%

[1] Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

50

Non-GAAP Reconciliations (cont.)

	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016	Full Yr 2015
Reconciliation of Efficiency Ratio (non-GAAP)					
Net Interest Income (GAAP)	$ 433,729	$ 413,954	$ 330,308	$ 294,666	$ 233,998
Plus tax-equivalent adjustment[1]	4,929	6,228	15,139	12,919	10,216
Net interest income, fully tax-equivalent (non-GAAP)	438,658	420,182	345,447	307,585	244,214
Noninterest income	116,208	109,160	102,022	113,601	110,685
Securities gains, net	(7,659)	(1,085)	(6,973)	(11,340)	(13,143)
Unrealized (gain)/loss on equity securities, net	(525)	(212)	-	-	769
Gain on extinguishment of debt	(375)	-	(1,280)	-	-
Valuation adjustment on servicing rights	911	46	(21)	33	-
Adjusted revenue (non-GAAP)	$ 547,218	$ 528,091	$ 439,195	$ 409,879	$ 342,525
Total noninterest expenses (GAAP)	$ 349,161	$ 353,888	$ 297,675	$ 279,668	$ 251,046
Less:					
Core deposit and customer relationship intangibles amortization	11,972	9,355	6,077	5,630	2,978
Partnership investment in tax credit projects	8,030	4,233	1,860	1,051	4,357
(Gain)/loss on sales/valuation of assets, net	(19,422)	2,208	2,475	1,478	6,821
Acquisition, integration and restructuring costs	6,580	7,564	5,975	2,571	3,871
Adjusted noninterest expenses (non-GAAP)	$ 342,001	$ 330,528	$ 281,288	$ 268,938	$ 233,019
Efficiency ratio, fully tax-equivalent (non-GAAP)	62.50%	62.59%	64.05%	65.61%	68.03%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

51

Non-GAAP Reconciliations (cont.)

	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016	Full Yr 2015
Reconciliation of Return on Average Tangible Common Equity (non-GAAP)					
Net income (GAAP)	$ 149,129	$ 116,959	$ 75,226	$ 80,108	$ 59,225
Plus core deposit and customer relationship intangibles amortization, net of tax[1]	9,458	7,391	3,950	3,660	1,936
Net income excluding intangible amortization (non-GAAP)	$ 158,587	$ 124,350	$ 79,176	$ 83,768	$ 61,161
Average common equity (GAAP)	$ 1,473,396	$ 1,177,346	$ 871,683	$ 678,989	$ 496,877
Less average goodwill	415,841	340,352	184,554	125,724	56,781
Less average core deposit and customer relationship intangibles, net	49,377	46,206	30,109	24,553	14,153
Average tangible common equity (non-GAAP)	$ 1,008,178	$ 790,788	$ 657,020	$ 528,712	$ 425,943
Annualized return on average common equity (GAAP)	10.12%	9.93%	8.63%	11.80%	11.92%
Annualized return on average tangible common equity (non-GAAP)	15.73%	15.72%	12.05%	15.84%	14.36%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)					
Net income (GAAP)	$ 149,129	$ 116,959	$ 75,226	$ 80,108	$ 59,225
Provision for credit losses[1]	13,159	18,970	10,116	7,601	8,253
Acquisition, integration and restructuring costs[1]	5,198	5,976	3,884	1,671	2,516
Adjusted net income (non-GAAP)	$ 167,486	$ 141,905	$ 89,226	$ 89,380	$ 69,994
Average assets (GAAP)	$ 12,021,917	$ 10,772,297	$ 9,009,625	$ 8,172,576	$ 6,763,901
Adjusted return on average assets (non-GAAP)	1.39%	1.32%	0.99%	1.09%	1.03%
Reconciliation of Adjusted Return on Average Tangible Common Equity (non-GAAP)					
Adjusted net income (non-GAAP)	$ 167,486	$ 141,905	$ 89,226	$ 89,380	$ 69,994
Plus core deposit and customer relationship intangibles amortization, net of tax[1]	9,458	7,391	3,950	3,660	1,936
Adjusted net income excluding intangible amortization (non-GAAP)	$ 176,944	$ 149,296	$ 93,176	$ 93,040	$ 71,930
Average tangible common equity (non-GAAP)	$ 1,008,178	$ 790,788	$ 657,020	$ 528,712	$ 425,943
Annualized adjusted return on average tangible common equity (non-GAAP)	17.55%	18.88%	14.18%	17.60%	16.89%

[1] Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

52

Non-GAAP Reconciliations (cont.)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Reconciliation of Tangible Book Value Per Common Share (non-GAAP)					
Common equity (GAAP)	$ 1,636,672	$ 1,553,714	$ 1,578,137	$ 1,563,843	$ 1,521,787
Less goodwill	446,345	446,345	446,345	427,097	427,097
Less core deposit and customer relationship intangibles, net	43,011	45,707	48,688	49,819	52,718
Tangible common equity (non-GAAP)	$ 1,147,316	$ 1,061,662	$ 1,083,104	$ 1,086,927	$ 1,041,972
Common shares outstanding, net of treasury stock	36,844,744	36,807,217	36,704,278	36,696,190	36,690,061
Common equity (book value) per share (GAAP)	$ 44.42	$ 42.21	$ 43.00	$ 42.62	$ 41.48
Tangible book value per common share (non-GAAP)	$ 31.14	$ 28.84	$ 29.51	$ 29.62	$ 28.40
Reconciliation of Tangible Common Equity Ratio (non-GAAP)					
Total assets (GAAP)	$ 15,026,153	$ 13,294,509	$ 13,209,597	$ 12,569,262	$ 12,160,290
Less goodwill	446,345	446,345	446,345	427,097	427,097
Less core deposit and customer relationship intangibles, net	43,011	45,707	48,688	49,819	52,718
Total tangible assets (non-GAAP)	$ 14,536,797	$ 12,802,457	$ 12,714,564	$ 12,092,346	$ 11,680,475
Tangible common equity ratio (non-GAAP)	7.89%	8.29%	8.52%	8.99%	8.92%
Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)					
Net Interest Income (GAAP)	$ 124,146	$ 112,511	$ 112,745	$ 111,321	$ 106,708
Plus tax-equivalent adjustment[1]	1,416	1,131	1,109	1,140	1,268
Net interest income, fully tax-equivalent (non-GAAP)	$ 125,562	$ 113,642	$ 113,854	$ 112,461	$ 107,976
Average earning assets	$ 13,103,159	$ 11,891,455	$ 11,580,295	$ 11,102,581	$ 10,552,166
Annualized net interest margin (GAAP)	3.81%	3.81%	3.86%	3.98%	4.06%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.85%	3.84%	3.90%	4.02%	4.10%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.16%	0.09%	0.17%	0.23%	0.18%

[1] Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

53

Non-GAAP Reconciliations (cont.)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Reconciliation of Efficiency Ratio (non-GAAP)					
Net Interest Income (GAAP)	$ 124,146	$ 112,511	$ 112,745	$ 111,321	$ 106,708
Plus tax-equivalent adjustment[(1)]	1,416	1,131	1,109	1,140	1,268
Net interest income, fully tax-equivalent (non-GAAP)	125,562	113,642	113,854	112,461	107,976
Noninterest income	30,637	25,817	28,030	29,400	32,061
Securities gains, net	(2,006)	(1,658)	(491)	(2,013)	(3,580)
Unrealized (gain)/loss on equity securities, net	(680)	231	(11)	(144)	(112)
Gain on extinguishment of debt	-	-	-	(375)	-
Valuation adjustment on servicing rights	(9)	1,565	(668)	626	364
Adjusted revenue (non-GAAP)	$ 153,504	$ 139,597	$ 140,714	$ 139,955	$ 136,709
Total noninterest expenses (GAAP)	$ 90,439	$ 90,859	$ 92,866	$ 92,967	$ 75,098
Less:					
Core deposit and customer relationship intangibles amortization	2,696	2,981	2,918	2,899	3,313
Partnership investment in tax credit projects	791	184	3,038	3,052	1,465
(Gain)/loss on sales/valuation of assets, net	701	16	1,512	356	(18,286)
Acquisition, integration and restructuring costs	673	1,376	537	1,500	929
Adjusted noninterest expenses (non-GAAP)	$ 85,578	$ 86,302	$ 84,861	$ 85,160	$ 87,677
Efficiency ratio, fully tax-equivalent (non-GAAP)	55.75%	61.82%	60.31%	60.85%	64.13%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

54

Non-GAAP Reconciliations (cont.)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Reconciliation of Return on Average Tangible Common Equity (non-GAAP)					
Net income (GAAP)	$ 30,131	$ 20,040	$ 37,851	$ 34,612	$ 45,169
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	2,130	2,355	2,305	2,291	2,617
Net income excluding intangible amortization (non-GAAP)	$ 32,261	$ 22,395	$ 40,156	$ 36,903	$ 47,786
Average common equity (GAAP)	$ 1,574,902	$ 1,619,682	$ 1,570,258	$ 1,541,369	$ 1,442,388
Less average goodwill	446,345	446,345	433,374	427,097	410,642
Less average core deposit and customer relationship intangibles, net	44,723	47,632	49,389	51,704	49,868
Average tangible common equity (non-GAAP)	$ 1,083,834	$ 1,125,705	$ 1,087,495	$ 1,062,568	$ 981,878
Annualized return on average common equity (GAAP)	7.69%	4.98%	9.56%	8.91%	12.56%
Annualized return on average tangible common equity (non-GAAP)	11.97%	8.00%	14.65%	13.78%	19.52%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)					
Net income (GAAP)	$ 30,131	$ 20,040	$ 37,851	$ 34,612	$ 45,169
Provision for credit losses[(1)]	21,169	17,001	3,873	4,109	3,885
Acquisition, integration and restructuring costs[(1)]	532	1,087	424	1,185	734
Adjusted net income (non-GAAP)	$ 51,832	$ 38,128	$ 42,148	$ 39,906	$ 49,788
Average assets (GAAP)	$ 14,391,856	$ 13,148,173	$ 12,798,770	$ 12,293,332	$ 11,708,538
Adjusted return on average assets (non-GAAP)	1.45%	1.17%	1.31%	1.29%	1.71%
Reconciliation of Adjusted Return on Average Tangible Common Equity (non-GAAP)					
Adjusted net income (non-GAAP)	$ 51,832	$ 38,128	$ 42,148	$ 39,906	$ 49,788
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	2,130	2,355	2,305	2,291	2,617
Adjusted net income excluding intangible amortization (non-GAAP)	$ 53,962	$ 40,483	$ 44,453	$ 42,197	$ 52,405
Average tangible common equity (non-GAAP)	$ 1,083,834	$ 1,125,705	$ 1,087,495	$ 1,062,568	$ 981,878
Annualized adjusted return on average tangible common equity (non-GAAP)	20.02%	14.46%	16.22%	15.76%	21.41%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

55

Non-GAAP Reconciliations (cont.) For the Six Months Ended June 30, 2020 2019 Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP) Net Interest Income (GAAP) $ 236,657 $ 209,663 Plus tax-equivalent adjustment(1) 2,547 2,680 Net interest income, fully tax-equivalent (non-GAAP) $ 239,204 $ 212,343 Average earning assets $ 12,497,307 $ 10,342,229 Annualized net interest margin (GAAP) 3.81% 4.09% Annualized net interest margin, fully tax-equivalent (non-GAAP) 3.85% 4.14% Purchase accounting discount amortization on loans included in annualized net interest margin 0.10% 0.17% (1) Computed on a tax-equivalent basis using an effective tax rate of 21% 56

Non-GAAP Reconciliations (cont.) For the Six Months Ended June 30, 2020 2019 Reconciliation of Efficiency Ratio (non-GAAP) Net Interest Income (GAAP) $ 236,657 $ 209,663 Plus tax-equivalent adjustment(1) 2,547 2,680 Net interest income, fully tax-equivalent (non-GAAP) 239,204 212,343 Noninterest income 56,454 58,778 Securities gains, net (3,664) (5,155) Unrealized (gain)/loss on equity securities, net (449) (370) Gain on extinguishment of debt - - Valuation adjustment on servicing rights 1,556 953 Adjusted revenue (non-GAAP) $ 293,101 $ 266,549 Total noninterest expenses (GAAP) $ 181,298 $ 163,328 Less: Core deposit and customer relationship intangibles amortization 5,677 6,155 Partnership investment in tax credit projects 975 1,940 (Gain)/loss on sales/valuation of assets, net 717 (21,290) Acquisition, integration and restructuring costs 2,049 4,543 Adjusted noninterest expenses (non-GAAP) $ 171,880 $ 171,980 Efficiency ratio, fully tax-equivalent (non-GAAP) 58.64% 64.52% (1) Computed on a tax-equivalent basis using an effective tax rate of 21% 57

Non-GAAP Reconciliations (cont.) For the Six Months Ended June 30, 2020 2019 Reconciliation of Return on Average Tangible Common Equity (non-GAAP) Net income (GAAP) $ 50,171 $ 76,666 Plus core deposit and customer relationship intangibles amortization, net of tax (1) 4,485 4,862 Net income excluding intangible amortization (non-GAAP) $ 54,656 $ 81,528 Average common equity (GAAP) $ 1,597,292 $ 1,389,612 Less average goodwill 446,345 401,207 Less average core deposit and customer relationship intangibles, net 46,177 48,188 Average tangible common equity (non-GAAP) $ 1,104,770 $ 940,217 Annualized return on average common equity (GAAP) 6.32% 11.13% Annualized return on average tangible common equity (non-GAAP) 9.95% 17.49% Reconciliation of Adjusted Return on Average Assets (non-GAAP) Net income (GAAP) $ 50,171 $ 76,666 Provision for credit losses(1) 38,170 5,177 Acquisition, integration and restructuring costs(1) 1,619 3,589 Adjusted net income (non-GAAP) $ 89,960 $ 85,432 Average assets (GAAP) $ 13,770,015 $ 11,489,095 Adjusted return on average assets (non-GAAP) 1.31% 1.50% Reconciliation of Adjusted Return on Average Tangible Common Equity (non- GAAP) Adjusted net income (non-GAAP) $ 89,960 $ 85,432 Plus core deposit and customer relationship intangibles amortization, net of tax (1) 4,485 4,862 Adjusted net income excluding intangible amortization (non-GAAP) $ 94,445 $ 90,294 Average tangible common equity (non-GAAP) $ 1,104,770 $ 940,217 Annualized adjusted return on average tangible common equity (non-GAAP) 17.19% 19.37% (1) Computed on a tax-equivalent basis using an effective tax rate of 21% 58